Exhibit 10.1

AMENDMENT NO. 1 TO ChEF PURCHASE AGREEMENT

This Amendment No. 1 (“Amendment No. 1”), made as of September 1, 2026, amends that certain ChEF Purchase Agreement, dated as of October 22, 2025 (the “Agreement”), by and between Chardan Capital Markets LLC, a New York limited liability company (the “Investor”), and Hyperliquid Strategies Inc, a Delaware corporation (the “Company”).

RECITALS

WHEREAS, pursuant to Section 10.6 of the Agreement, no provision of the Agreement may be amended, except by a written instrument executed by both parties thereto; and

WHEREAS, the parties hereto desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereby agree as follows:

1. Defined Terms. Unless otherwise indicated herein, capitalized terms which are used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Agreement.

2. Amendments to Purchase Agreement. The parties, intending to be legally bound, hereby amend the Agreement as follows:

(a)
The first recital to the Agreement is hereby deleted in its entirety and replaced with the following:

“WHEREAS, the parties desire that, upon the terms and subject to the conditions and limitations of this Agreement, the Company may issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Company, up to the lesser of (i) $2,500,000,000 (the “Total Commitment”) in aggregate gross purchase price of newly issued shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and (ii) the Exchange Cap (to the extent applicable under Section 3.3);”

(b)
Section 2.1(a) to the Agreement is hereby deleted in its entirety and replaced with the following:

“Upon the terms and subject to the conditions and limitations of this Agreement, during the Investment Period, the Company, in its sole discretion, shall have the right, but not the obligation, to issue and sell to the Investor, and, in such event, the Investor shall purchase from the Company, up to the lesser of (i) the Total Commitment in aggregate gross purchase price of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock and (ii) the Exchange Cap, to the extent applicable under Section 3.3 (such lesser number of shares of Common Stock, the “Aggregate Limit”), by the delivery to the Investor of VWAP Purchase Notices or Intraday VWAP Purchase Notices as provided in Article III, provided that all of the conditions precedent in Article VII shall have been fulfilled at the applicable times set forth in Article VII. For the avoidance of doubt, the Investor shall have no obligation to purchase any Shares unless and until a VWAP Purchase Notice or Intraday VWAP Purchase Notices is received and accepted by the Investor in accordance with the terms, and subject to the conditions and limitations, of this Agreement.”

(c)
Section 3.3(a) to the Agreement is hereby deleted in its entirety and replaced with the following:

“Exchange Cap. Beginning after the sale of $1,000,000,000 in the aggregate of shares of Common Stock pursuant to this Agreement, the Company shall not issue or sell any shares of Common Stock pursuant to

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this Agreement, and the Investor shall not purchase or acquire any shares of Common Stock pursuant to this Agreement, to the extent that after giving effect thereto, the aggregate number of Registrable Shares that would be issued pursuant to this Agreement and the transactions contemplated by the Transaction Documents at a price of less than $12.02 per share would exceed 42,641,847 shares (as such price and number of shares may be adjusted to reflect any stock splits, stock combinations, stock dividends, recapitalizations, reorganizations and other similar transactions that occur on or after the date of this Agreement) of Common Stock (representing 19.99% of the voting power or number of shares of Common Stock issued and outstanding immediately prior to the execution of this Amendment No. 1), which number of shares shall be reduced, on a share-for-share basis, by the number of shares of Common Stock issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by the Transaction Documents under applicable rules of the Principal Market (such maximum number of shares, the “Exchange Cap”), unless the Company’s stockholders have approved the issuance of Common Stock pursuant to this Agreement in excess of the Exchange Cap in accordance with the applicable rules of the Principal Market or such approval is not required in accordance with the applicable rules of the Principal Market or otherwise. The Company may, but shall be under no obligation to, request its stockholders to approve the issuance of Common Stock pursuant to this Agreement; provided, that if such stockholder approval is not obtained, the Exchange Cap shall be applicable for all purposes of this Agreement and the transactions contemplated by the Transaction Documents at all times during the term of this Agreement (except as set forth in Section 3.3(b)). The Investor shall not have the right or obligation to purchase or acquire any shares of Common Stock pursuant to this Agreement, to the extent that after giving effect thereto, the aggregate number of shares of Common Stock held by the Investor immediately following such purchase will cause the Investor to have beneficial ownership of more than the number of shares of Common Stock representing 19.99% of the voting power or number of shares of Common Stock issued and outstanding immediately prior to such purchase, unless the Company’s stockholders have approved such purchase of Common Stock in accordance with the applicable rules of the Principal Market or such approval is not required in accordance with the applicable rules of the Principal Market or otherwise.”

(d)
Section 7.3(viii) to the Agreement is hereby amended by adding (c) as follows:

“or (c) cause the Exchange Cap (to the extent applicable under Section 3.3) to be exceeded, unless (in the case of this clause (c)), the Company’s stockholders have theretofore approved the issuance of Common Stock under this Agreement in excess of the Exchange Cap in accordance with the applicable rules of the Principal Market.”

(e)
Without limiting any other agreement, including Section 10.1(i) of the Agreement (as applicable), the Company agrees to reimburse all costs, fees and expenses incurred in connection with entering into this Amendment No. 1 in an amount not to exceed $15,000.

3. Effect of Amendment. Except as expressly set forth herein, the Agreement shall not by implication or otherwise be deemed supplemented or amended by virtue of this Amendment No. 1, and shall remain in full force and effect, as amended hereby. This Amendment No. 1 shall be construed in accordance with and as a part of the Agreement, and all terms, conditions, representations, warranties, covenants and agreements set forth in the Agreement and each other instrument or agreement referred to therein, except as herein amended, are hereby ratified and confirmed. Any reference in the Agreement to “this Agreement” shall refer to the Agreement as amended by this Amendment No. 1.

4. Miscellaneous. This Amendment No. 1 shall be governed by and construed in accordance with the internal procedural and substantive laws of the State of New York, without giving effect to the choice of law provisions of such state that would cause the application of the laws of any other jurisdiction. This Amendment No. 1 may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

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IN WITNESS WHEREOF, each party has duly executed this Amendment No. 1 as of the date first written above.

INVESTOR:

CHARDAN CAPITAL MARKETS LLC

By:	/s/ Jonas Grossman
Jonas Grossman
President

COMPANY:

HYPERLIQUID STRATEGIES INC

By:	/s/ David Schamis
David Schamis
Chief Executive Officer

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